EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY(1)(2)

                                                                                  JURISDICTION OF
                                                                                 INCORPORATION OR
            NAME OF SUBSIDIARY                                                     ORGANIZATION
- ------------------------------------------------------------------------------  -------------------
Affiliated Publications, Inc..................................................  Massachusetts
  Affiliated Securities Corp..................................................  Massachusetts
  ARNY, Inc...................................................................  Massachusetts
  Globe Newspaper Company.....................................................  Massachusetts
     Boston Globe Investments, Inc............................................  Massachusetts
       Zakrewski Ltd. Partnership (99%).......................................  Massachusetts
     Wilson Tisdale Company...................................................  Massachusetts
     Community Newsdealers Inc................................................  Massachusetts
     Globe Specialty Products, Inc............................................  Massachusetts
     Retail Sales, Inc........................................................  Massachusetts
Comet-Press Newspapers, Inc...................................................  Delaware
Crossroads Holding Corporation................................................  New Jersey
Cruising World Publications, Inc..............................................  Delaware
Donohue Malbaie Inc. (49%)....................................................  Canada
Fernandina Beach News-Leader, Inc.............................................  Florida
Gainesville Sun Publishing Company............................................  Florida
Gaspesia Pulp and Paper Company Ltd. (49%)....................................  Canada
Golf Digest/Tennis, Inc.......................................................  Delaware
Golf World Limited............................................................  United Kingdom
Hendersonville Newspaper Corporation..........................................  North Carolina
International Herald Tribune S.A. (50%).......................................  France
Lake City Reporter, Inc.......................................................  Florida
Lakeland Ledger Publishing Corporation........................................  Florida
London Bureau Limited.........................................................  United Kingdom
Northern SC Paper Corporation (80%)...........................................  Delaware
  Madison Paper Industries (partnership)......................................  Maine
NYT 1896T, Inc................................................................  Delaware
NYTRNG, Inc...................................................................  Delaware
NYT Special Services, Inc. ...................................................  Delaware
Ocala Star-Banner Corporation.................................................  Florida
Retail Magazines Marketing Company, Inc.......................................  New York
  Time Distribution Services (partnership) (37%)..............................  New York
Rome Bureau S.r.l.............................................................  Italy
Sarasota Herald-Tribune Co....................................................  Florida
Sebring News-Sun, Inc.........................................................  Florida
The Dispatch Publishing Company, Inc..........................................  North Carolina
The Family Circle, Inc........................................................  Iowa
The Houma Courier Newspaper Corporation.......................................  Delaware
The Leesburg Daily Commercial, Inc............................................  Florida
The New York Times Broadcasting Service, Inc..................................  Tennessee
  Interstate Broadcasting Company, Inc........................................  New York
  The Times Southwest Broadcasting, Inc.......................................  Arkansas
The New York Times Distribution Corporation...................................  Delaware
The New York Times Sales, Inc.................................................  Delaware
The New York Times Syndication Sales Corporation..............................  Delaware
The Palatka Daily News, Inc...................................................  Florida
Times Leasing, Inc............................................................  Delaware
Times On-Line Services, Inc...................................................  New Jersey
TSP Newspapers, Inc...........................................................  Delaware
  Times Daily, Inc............................................................  Alabama
Wilmington Star-News, Inc.....................................................  New York
WNEP-TV, Inc..................................................................  Pennsylvania

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     (1)  100% owned unless otherwise indicated.

     (2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.